UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 2, 2002

                            COMMUNITY WEST BANCSHARES
             (Exact name of registrant as specified in its charter)

        CALIFORNIA                   000-23575                   77-0446957
(State or Other Jurisdiction       (File Number)              (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                  445 Pine Avenue, Goleta, California     93117
             (Address of principal executive offices)     (Zip Code)

                                 (805) 692-1862
              (Registrant's telephone number, including area code)



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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 27, 2002, the Board of Directors of Community West Bancshares (the "Company"), dismissed the Company's current independent auditors, Arthur Andersen LLP, and upon recommendation by its Audit Committee, approved the engagement of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2002.

     The reports of Arthur Andersen LLP on the Company's financial statements as of and for the years ending December 31, 2001 and 2000, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period from January 1, 2002 through June 27, 2002, there were no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference to the matter in their report. There were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     Prior to the dismissal of Arthur Andersen LLP, the Company did not consult with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) a reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).

     The Company has requested Arthur Andersen LLP to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated July 2, 2002, is filed as Exhibit 16 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

       (c)  Exhibits:

            16   Letter of Arthur Andersen LLP dated July 2, 2002.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     July  2,  2002               COMMUNITY  WEST  BANCSHARES

                                       By:  /s/  Stephen  W.  Haley
                                            -----------------------
                                            Stephen W. Haley
                                            President and
                                            Chief Operating Officer
                                            On Behalf of the Registrant and as
                                            Principal Financial Officer


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